[Aetna letterhead]
                   151 Farmington Avenue   Susan E. Bryant
                   Hartford, CT  06156     Counsel
                                           Law & Regulatory Affairs, RE4C
                                           (860)273-7834
                                           Fax: (860) 273-8340
May 31, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Attention:  Filing Desk

Re:           Variable Life Account B of Aetna Life Insurance
                and Annuity Company
              Pre-Effective Amendment No. 1 to Registration Statement
                 on Form S-6
              File Nos. 33-64277 and 811-4536
Gentlemen:

The undersigned has acted as counsel to Aetna Life Insurance and Annuity Company, a Connecticut life insurance company (the "Company") in connection with the registration on Form S-6 (File No. 33-64277) of interests in Variable Life Account B of the Company. It is my understanding that the Company, as depositor, has registered an indefinite number of shares of beneficial interest under the Securities Act of 1933, as amended ("Securities Act") pursuant to Rule 24f-2 under the Investment Company Act of 1940 (the "Investment Company Act").

In connection with such representation, I have reviewed the Registration Statement on Form S-6 filed with the Securities and Exchange Commission on November 15, 1995 and this Pre-Effective Amendment No. 1 (the "Registration Statement"). I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Connecticut, New York and Oklahoma, and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.

Based upon the foregoing, I am of the opinion that the Securities have been legally authorized and, assuming that the Securities have been issued and sold in accordance with the provisions of the prospectus, being registered will be legally issued.


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I consent to the filing of this opinion as an exhibit to the Registration
Statement and to my being named under the caption "Legal Matters" in the prospectus contained therein.

Very truly yours,


Susan E. Bryant
Counsel